                               Exhibit 16.01


                        LETTERS REGARDING CHANGE IN
                                 ACCOUNTANT







                                     71

                            [Auditor Letterhead]




June 27, 2000

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item3 of Part II of Form 10-SB of Novamex U.S.A. Ltd. and I am in agreement with the statements contained therein so far as they relate to my firm. I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Haurd, Renaud, Carmichael, Dostie, c.a.
--------------------------------------------------

Huard, Renaud, Carmichael, Dosite, CA.



                                     72